UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NETFLIX, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2019

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation (the “Company”), will be held on June 6, 2019 at 3:00 p.m. Pacific Time. You can attend the Annual Meeting via the internet, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/nflx2019 (there is no physical location for the Annual Meeting). You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.	To elect four Class II directors to hold office until the 2022 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	Advisory approval of the Company’s executive officer compensation;

4.	To consider two stockholder proposals, if properly presented at the Annual Meeting;

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 8, 2019 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting via the internet.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices located at 100 Winchester Circle, Los Gatos, CA, 95032.

By order of the Board of Directors

David Hyman

General Counsel and Secretary

April 23, 2019

Los Gatos, California

YOUR VOTE IS IMPORTANT. PLEASE VOTE OVER THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET. IF YOU RECEIVED A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, OR VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The attached proxy is solicited on behalf of the Board of Directors (the “Board”) of Netflix, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 6, 2019, at 3:00 p.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders and form of proxy. This year’s annual meeting will be held entirely via the internet. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/nflx2019. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, the Company will mail, on or about April 23, 2019, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 8, 2019, referred to as the Record Date. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders will have the ability to access all of the proxy materials at http://www.netflixinvestor.com/financials/annual-reports-and-proxies. Should you request it, we will make paper copies of these proxy materials available free of charge. To request a copy, please send your request to the Company’s Secretary at the address listed below.

Our principal executive offices are located at 100 Winchester Circle, Los Gatos, California 95032, and our telephone number is (408) 540-3700. Our internet website address is www.netflix.com. You may find our SEC filings, including our annual reports on Form 10-K, on our Investor Relations website at https://www.netflixinvestor.com/financials/sec-filings.

Revocability of Proxies

You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record as of the Record Date, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company’s Secretary at the address above prior to your shares being voted, or by attending the Annual Meeting and voting via the internet. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting via the internet.

Voting and Solicitation

Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 437,219,953 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

You may vote via the internet by going to www.proxyvote.com and following the instructions on the screen. As explained in greater detail in the Notice of Internet Availability of Proxy Materials, to vote your shares, you may vote via the internet by visiting www.proxyvote.com and having available your 16-digit control number(s) contained on your Notice of Internet Availability of Proxy Materials. If you received your proxy materials by mail, you may vote by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided, or you may vote by phone by following the instructions on your proxy card. You may vote via the internet or by phone up until 8:59 PM Pacific Time on June 5, 2019. If you vote by mail, your proxy card must be received by June 5, 2019. If you are a stockholder of record on the Record Date, you can participate in the Annual Meeting online at www.virtualshareholdermeeting.com/nflx2019 and vote your shares during the Annual Meeting.

Properly delivered proxies will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees, “FOR” proposals Two and Three, and “AGAINST” proposals Four and Five. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is the presence via the internet or by proxy of holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting as of the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against proposals Two through Five. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to any proposal. Thus, a broker non-vote will not affect the outcome of the voting on proposals One through Five. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

If you hold your shares through a broker, bank or other nominee (“street name”) it is critical that you cast your vote if you want it to count in the election of directors (Proposal One of this Proxy Statement), advisory approval of executive officer compensation (Proposal Three of this Proxy Statement), or any of the stockholder proposals (Proposals Four and Five of this Proxy Statement). Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors, no vote will be cast on your behalf on these proposals.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. If you vote using the internet or by phone, you may incur data or telephone usage charges from internet access providers or phone companies. The Company will not reimburse those costs.

Stockholder Proposals

Stockholder proposals that are intended to be presented at our 2020 Annual Meeting of Stockholders in our proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 25, 2019 in order to be included in our Proxy Statement and proxy materials relating to our 2020 Annual Meeting of Stockholders. Stockholder nominations for director that are intended to be presented at our 2020 Annual Meeting of Stockholders in our proxy materials for such meeting must comply with our bylaws and must be received by our Secretary no earlier than November 25, 2019 and no later than December 25, 2019 in order to be considered for inclusion in our Proxy Statement and proxy materials relating to our 2020 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director or on any other matter that will not be included in our Proxy Statement and proxy materials, but that a stockholder intends to present via the internet at the meeting, must generally be submitted to our Secretary no earlier than February 8, 2020, and no later than March 9, 2020. Such proposal or nomination must also comply with the requirements set forth in our bylaws. Proposals and nominations should be mailed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary. Our bylaws have been filed with the SEC and are available at www.sec.gov.

PROPOSAL ONE	ELECTION OF DIRECTORS

Nominees

Four Class II directors, Timothy M. Haley, Leslie Kilgore, Ann Mather and Ambassador Susan Rice, are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Haley, Ms. Kilgore, Ms. Mather and Ambassador Rice, each of whom is currently a director of the Company. If Mr. Haley, Ms. Kilgore, Ms. Mather and Ambassador Rice is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy. Mr. Haley, Ms. Kilgore, Ms. Mather and Ambassador Rice each has agreed to serve as a director of the Company if elected. The term of the office of director elected at this Annual Meeting will continue until the Annual Meeting of Stockholders held in 2022 or until such director’s successor has been duly elected or appointed and qualified, or until their earlier resignation or removal.

Required Vote

The four nominees receiving the highest number of affirmative Votes Cast will each be elected as Class II directors.

Netflix Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Nominee	Age	Principal Occupation

Timothy M. Haley	64	Managing Director, Redpoint Ventures

Leslie Kilgore	53	Former Chief Marketing Officer of Netflix, Inc.

Ann Mather	59	Former Chief Financial Officer of Pixar

Susan Rice	54	Former US Permanent Representative to the United Nations

Each nominee has extensive business experience, education and personal skills that qualifies him or her to serve as an effective Board member. The specific experience, qualifications and skills of Mr. Haley, Ms. Kilgore, Ms. Mather and Ambassador Rice are set forth below. The Nominating Committee evaluates potential candidates for service on the Board. Ambassador Rice was recommended by executive officers of the Company.

Timothy M. Haley has served as one of the Company’s directors since 1998. Mr. Haley is a co-founder of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since October 1999. Mr. Haley has been a Managing Director of Institutional Venture Partners, a venture capital firm, since February 1998. From June 1986 to February 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

As a venture capital investor, Mr. Haley brings strategic and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies. His executive recruiting background also provides the Board with insight into talent selection and management.

Leslie Kilgore served as the Company’s Chief Marketing Officer from 2000 until 2012. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, Inc., an Internet retailer. Ms. Kilgore served as a brand manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to February 1999. She serves on the board of Nextdoor, where she is also a member of the compensation committee. Ms. Kilgore holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania.

Ms. Kilgore’s numerous managerial positions provide strategic and operational experience to the Board. Her experience as a marketing executive with internet retailers and consumer product companies provides a unique business perspective. As the former Chief Marketing Officer of Netflix, Ms. Kilgore deeply understands the Netflix business and is able to bring years of marketing experience to the Board.

Ann Mather has served as a member of our board of directors since 2010. Ms. Mather has also been a member of the board of directors of: Glu Mobile Inc., a publisher of mobile games, since September 2005, and serves on its nominating and governance committee; Google, Inc. since November 2005, and serves as a chair of its audit committee; MGM Holdings Inc. (“MGM”, the independent, privately-held motion picture, television, home video, and theatrical production and distribution company), since December 2010; Shutterfly, Inc., a manufacturer and digital retailer of personalized products and services, since May 2013; and Arista Networks, provider of cloud networking services, since July 2013, and serves on its audit committee. She also serves as director for Veem, Planet and AirBnB. Ms. Mather has also been an independent trustee to the Dodge & Cox Funds board of trustees since May 2011. Ms. Mather was previously a director of: Central European Media Enterprises Group, a developer and operator of national commercial television channels and stations in Central and Eastern Europe, from 2004 to 2009; Zappos.com, Inc., a privately held, online retailer, until it was acquired by Amazon.com, Inc. in 2009; Ariat International, Inc., a privately-held manufacturer of footwear for equestrian athletes, from 2005 to 2012; and MoneyGram International, Inc., a global payment services company, from May 2010 to May 2013, and Solazyme, Inc., a renewable oil and bioproducts company, from April 2011 to November 2014. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. From 1993 to 1999, she held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division. Ms. Mather was made an Honorary Fellow of Sidney Sussex College Cambridge in October 2016.

Ms. Mather’s numerous managerial positions and her service on several public company boards provides strategic, operational and corporate governance experience to the Board. Her experience as an executive with several major media companies provides unique business perspective. As a former chief financial officer and senior finance executive at major corporations and her service on the audit committee of several publicly traded companies, Ms. Mather brings financial and accounting expertise to the Board.

Ambassador Susan Rice is currently a Distinguished Visiting Research Fellow at American University’s School of International Service, Non-Resident Senior Fellow at the Belfer Center for Science and

International Affairs at Harvard’s Kennedy School of Government, and Contributing Opinion Writer for the New York Times.

From 2013-2017, Ambassador Rice directed the National Security Council staff, chaired the Cabinet-level National Security Principals committee, provided the daily national security briefing to President Barack Obama, and was responsible for the formulation, coordination and implementation of all aspects of the administration’s foreign and national security policy, intelligence and military efforts. From 2009 to 2013, she served as the US Permanent Representative to the United Nations and as a cabinet member.

Previously, Ambassador Rice held positions as US Assistant Secretary of State for African Affairs and as a Special Assistant to President William J. Clinton, Senior Director, and Director on the National Security Council staff. She was a Senior Fellow at the Brookings Institution in Washington DC from 2002-2008.

Ambassador Rice began her career as a management consultant with McKinsey and Company in Toronto, Canada. She has served on numerous boards, including the John F. Kennedy Center for the Performing Arts, Bureau of National Affairs, National Democratic Institute, and the US Fund for UNICEF.

As a US diplomat and National Security Advisor, Ambassador Rice brings her unique experience in government affairs and public policy matters to the Board.

Directors Not Standing For Election

The members of the Board whose terms or directorships do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below:

Name	Age	Class/Term Expiration

Reed Hastings	58	Class III/2020

Jay C. Hoag	60	Class III/2020

Mathias Döpfner	56	Class III/2020

Richard N. Barton	51	Class I/2021

Rodolphe Belmer	49	Class I/2021

Bradford L. Smith	60	Class I/2021

Anne M. Sweeney	61	Class I/2021

Each of the directors has extensive business experience, education and personal skills in their respective fields that qualify them to serve as an effective Board member. The specific experience, qualifications and skills of each director is set forth below.

Reed Hastings co-founded Netflix in 1997 and has served as Chairman of the Board since inception.

In 1991, Mr. Hastings founded Pure Software, which made tools for software developers. After a 1995 IPO, and several acquisitions, Pure was acquired by Rational Software in 1997.

Mr. Hastings is an active educational philanthropist and served on the California State Board of Education from 2000 to 2004. He is currently on the board of several educational organizations including CCSA, Dreambox Learning, KIPP, and Pahara.

Mr. Hastings is also a board member of Facebook, and was on the board of Microsoft from 2007 to 2012.

Mr. Hastings received a BA from Bowdoin College in 1983, and an MSCS in Artificial Intelligence from Stanford University in 1988. Between Bowdoin and Stanford, Mr. Hastings served in the Peace Corps as a high school math teacher in Swaziland.

As Co-founder and Chief Executive Officer of Netflix, Mr. Hastings deeply understands the technology and business of Netflix. He brings strategic and operational insight to the Board. Mr. Hastings is also a software engineer and has unique management and industry insights.

Jay C. Hoag has served as one of the Company’s directors since 1999. Since 1995, Mr. Hoag has served as a founding General Partner at Technology Crossover Ventures, a venture capital firm. Mr. Hoag serves on the board of directors of Electronic Arts, Inc., Zillow Group, Inc., TripAdvisor and several private companies, including Peloton. Mr. Hoag is on the Investment Advisory Committee at the University of Michigan, the Board of Trustees of Northwestern University, and the Board of Trust at the Vanderbilt University. Previously, Mr. Hoag has served on the board of directors of numerous other public and private companies. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

As a venture capital investor, Mr. Hoag brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience in helping companies shape and implement strategy provide the Board with unique perspectives on matters such as risk management, corporate governance, talent selection and management.

Mathias Döpfner has served as one of the Company’s directors since September 2018. He is Chairman and CEO and (with 3 percent) one of the largest shareholders of Axel Springer SE in Berlin, Europe’s leading digital publishing house. Publishing brands include BILD, DIE WELT, BUSINESS INSIDER and POLITICO Europe. He has been with Axel Springer SE since 1998, initially as editor-in-chief of Die Welt and since 2000 as a member of the Management Board. Since he became CEO of Axel Springer in 2002 he focused on digital transformation and revenues from digital activities increased from €117m to €2.5bn. EBITDA from digital went up from €-12 to €582m, accounting for 80 percent of the company’s EBITDA. He is a member of the Board of Directors of Warner Music Group, holds honorary offices at, among others, the American Academy, the American Jewish Committee, the Federation of German Newspaper Publishers (BDZV) and the European Publishers Council (EPC). In 2010, he was visiting professor in media at the University of Cambridge and became a member of St John’s College. He studied Musicology, German, and Theatrical Arts in Frankfurt and Boston.

As a media executive located in Germany, Dr. Döpfner brings international perspective, media experience and business acumen to the Board.

Richard N. Barton has served as one of the Company’s directors since May 2002. In late 2004, Mr. Barton co-founded Zillow Group, Inc. where he is now Executive Chairman of the Board. Additionally, Mr. Barton is a Venture Partner with Benchmark Capital. Previously, Mr. Barton founded Expedia, Inc. in 1994 and was its President, Chief Executive Officer and director from November 1999 to March 2003. Mr. Barton was a director of InterActiveCorp from February 2003 until January 2005. Mr. Barton also serves as a director for Liberty Interactive. Mr. Barton holds a B.S. in general engineering: industrial economics from Stanford University.

Having founded successful internet-based companies, Mr. Barton provides strategic and technical insight to the Board. As an executive chairman and director of other companies, Mr. Barton also brings managerial, operational and corporate governance experience to the Board. In addition, Mr. Barton brings experience with respect to marketing products to consumers through the internet.

Rodolphe Belmer has served as one of the Company’s directors since January 2018. Since March 2016, Mr. Belmer has served as CEO of Eutelsat, the leading satellite operator in Europe, the Middle

East and Africa. He previously held several roles at Canal + Group, which he joined in 2001, most recently serving as its CEO from 2012 to 2015. He is also a board member of Brut, a Paris based private company. Mr. Belmer began his career in the marketing department of Procter & Gamble France before joining McKinsey in 1998. He is a graduate of France’s HEC business school.

As a media executive located in France, Mr. Belmer brings a unique international perspective to the Board. In additional, his media experience and business acumen provides the Company with valuable insight as it expands its global operations.

Bradford L. Smith has served as one of the Company’s directors since March 2015. Mr. Smith has been with Microsoft since 1993 and became the general counsel and executive vice president of Legal and Corporate Affairs in 2002 and currently serves as the President and Chief Legal Officer. Prior to joining Microsoft he was an associate and then partner at the Washington, D.C.-based firm of Covington and Burling. Mr. Smith holds a BA in international relations and economics from Princeton University and a JD from Columbia University School of Law. He also studied international law and economics at the Graduate Institute of International Studies in Geneva.

With a leading role at Microsoft, Mr. Smith brings to the Board broad business and international experience on a variety of issues including government affairs and public policy.

Anne M. Sweeney has served as one of the Company’s directors since March 2015. Most recently, Ms. Sweeney was co-chair, Disney Media Networks, and president, Disney/ABC Television Group. Previously, Ms. Sweeney served as Chairman and CEO of the FX Networks, part of the Fox Entertainment Group of 21st Century Fox and spent more than 12 years at Viacom’s Nickelodeon network. Ms. Sweeney holds a BA from The College of New Rochelle and an Ed. M. from Harvard University.

Having held various senior positions with large entertainment companies, Ms. Sweeney brings broad strategic and operational experience to the Board. Her experience in the entertainment industry provides a unique business perspective to the Company as it builds its global internet TV network.

Executive Officers

For information about Mr. Hastings, see “Proposal One – Election of Directors.” Our other executive officers are set forth below:

Other Executive Officers	Age	Position

Kelly Bennett	47	Chief Marketing Officer

David Hyman	53	General Counsel and Secretary

Jessica Neal	42	Chief Talent Officer

Spencer Neumann	49	Chief Financial Officer

Greg Peters	48	Chief Product Officer

Ted Sarandos	54	Chief Content Officer

Rachel Whetstone	51	Chief Communications Officer

Kelly Bennett became Netflix’s Chief Marketing Officer in 2012 after nearly a decade at Warner Bros. where he was most recently Vice President Interactive, World Wide Marketing with the pictures group, leading international online campaigns for Warner Bros. movies. Before that, Mr. Bennett ran digital marketing for Warner Bros. Pictures in Europe, the Middle East and Africa and worked in promotion and business development at the company. He previously held executive positions at Dow Jones International and Ignition Media as well as being a partner in online marketing agency Cimex Media. The Canada-born Bennett is a graduate of Simon Fraser University.

David Hyman is General Counsel for Netflix, responsible for all legal and public policy matters for the Company. He has served in this capacity since 2002 and also serves as the Company’s Secretary. Prior to Netflix, Mr. Hyman was the General Counsel of Webvan, an online internet retailer, having previously held the role of senior corporate counsel. He also practiced law at Morrison & Foerster in San Francisco and Arent Fox in Washington, DC. Mr. Hyman earned his JD and Bachelor’s degrees from the University of Virginia.

Jessica Neal is a Netflix veteran, starting at the company in 2006 when DVD was king and streaming just a dream, and has been heavily involved in improving the Netflix culture as the company grew.

In 2013 she left to become head of human resources at Coursera, which provides online access to the world’s best university courses, and, later, Chief People Officer at Scopely, a leading player in the mobile gaming industry.

She returned to Netflix in the first half of 2017, overseeing HR for the 2000-person product engineering team responsible for continuously improving the Netflix consumer experience.

Ms. Neal also serves on the board of directors of the Association for Talent Development.

Spencer Neumann was named CFO of Netflix in January of 2019. Previously, he served as Activision Blizzard’s CFO from May 2017. Prior to that, Mr. Neumann held a number of positions of increasing responsibility at The Walt Disney Company, most recently serving as the CFO and executive vice president of Global Guest Experience of Walt Disney Parks and Resorts, from 2012 until May 2017. From 2005 to 2012, Mr. Neumann worked at the private equity firms of Providence Equity Partners and Summit Partners. Prior to that, Mr. Neumann held several other roles with Disney, which he initially joined in 1992, including executive vice president of the ABC Television Network from 2001 to 2004 and CFO of the Walt Disney Internet Group from 1999 to 2001. He is also a member of the national board of directors of Make-A-Wish America. Mr. Neumann holds a B.A. degree in economics from Harvard University and an M.B.A. degree from Harvard University.

Greg Peters assumed the role of Chief Product Officer in July 2017 and leads the product team, which designs, builds and optimizes the Netflix experience. Previously, he was International Development Officer for Netflix, responsible for the global partnerships with consumer electronics companies, Internet service providers and multi-channel video programming distributors that enable Netflix to deliver movies and TV shows across a full range of devices and platforms.

Prior to joining Netflix in 2008, Mr. Peters was senior vice president of consumer electronics products for Macrovision Solutions Corp. (later renamed to Rovi Corporation) and previously held positions at digital entertainment software provider, Mediabolic Inc., Red Hat Network, the provider of Linux and Open Source technology, and online vendor Wine.com. Mr. Peters holds a degree in physics and astronomy from Yale University.

Ted Sarandos is Chief Content Officer at Netflix, overseeing the teams responsible for the acquisition and creation of all Netflix content including original series from around the world such as Stranger Things, Dark (Germany), La Casa De Papel (Spain), and Sacred Games (India) and original films including such blockbusters as To All the Boys I’ve Loved Before, Bright, and Bird Box and the 3-time Academy Award winning film ROMA. Ted has been responsible for all content operation since 2000, and led the company’s transition into original content production that began in 2013 with the launch of the series House of Cards, Arrested Development and Orange is the New Black, among numerous others. Since then, Netflix originals have received numerous awards around the world including 66 Primetime Emmy wins, 6 Oscars, and 5 BAFTA Film Awards including Best Picture.

With more than 20 years’ experience in home entertainment, Ted is recognized in the industry as an innovator in film acquisition and distribution and was named one of Time Magazine’s 100 Most Influential People of 2013. Before Netflix, he was an executive at video distributor ETD and Video City / West Coast Video. Ted also has produced or executive produced several award-winning and critically acclaimed documentaries and independent films, including the Emmy-nominated Outrage and Tony Bennett: The Music Never Ends. He is a Henry Crown Fellow at the Aspen Institute and serves on the board of Exploring The Arts, a nonprofit focused on arts in schools. He also serves on the Film Advisory Board for the Tribeca and Los Angeles Film Festivals, is an American Cinematheque board member, an Executive Committee Member of the Academy of Television Arts & Sciences and is a trustee of the American Film Institute.

Rachel Whetstone has been the Company’s Chief Communications Officer since 2018. She spent the last 13 years working on communications and policy issues for US technology companies. She joined Google in 2005 and served as Senior Vice President of Communications & Public Policy from 2011 to 2015. She held the same position at Uber from 2015 till 2017, before joining Facebook as a Vice President of Communications last year. Ms. Whetstone also serves as a director of Udacity. Rachel is a graduate of Bristol University and spent the first half of her career working as a policy advisor for the UK Conservative Party.

There are no family relationships among any of our directors, nominees for director and executive officers.

Board Meetings and Committees

The Board held four meetings during 2018. Each Board member attended at least 75% of the aggregate of the Board meetings and meetings of the Board committees during the period on which such director served in 2018.

As of the date of this Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Nominating and Governance Committee.

Compensation Committee

The Compensation Committee of the Board consists of four non-employee directors: Messrs. Belmer, Haley (Chair), and Hoag and Ms. Sweeney, each of whom is independent in compliance with the rules of the SEC and the listing standards of the NASDAQ Stock Market as they pertain to Compensation Committee members. In December 2018, Mr. Belmer replaced Mr. A. George (Skip) Battle on the Compensation Committee. Each of the Compensation Committee members is also a non-employee director under Rule 16b-3 of the Exchange Act and an outside director under section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee reviews and approves all forms of compensation to be provided to the executive officers and directors of the Company. For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee held five meetings in 2018. Each member attended at least 75% of the aggregate of the Compensation Committee meetings held in 2018, except for Mr. Belmer, who was not a member of the Compensation Committee at the time of the meetings in 2018.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Mr. Barton, and Mses. Kilgore and Mather (Chair), each of whom is independent in compliance with the rules of the SEC and the listing standards of the NASDAQ Stock Market as they pertain to audit committee members. The Board has determined that Ms. Mather is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Act of 1933, as amended.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met seven times in 2018. Each member attended at least 75% of the Audit Committee meetings held in 2018.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of three non-employee directors, Messrs. Hoag (Chair) and Smith and Ambassador Rice, each of whom is independent under the listing standards of the NASDAQ Stock Market. In December 2018, Ambassador Rice replaced Mr. Barton on the Committee. The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met two times in 2018 and all the meetings were attended by all members, except for Ambassador Rice, who was not a member of the Nominating and Governance Committee at the time of the meetings in 2018.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

The Compensation Committee consists of Messrs. Belmer, Haley, and Hoag and Ms. Sweeney, none of whom is currently or was formerly an officer or employee of the Company. None of Messrs. Belmer, Haley, or Hoag or Ms. Sweeney had a relationship with the Company that required disclosure under Item 404 of Regulation S-K. In addition to Messrs. Belmer, Haley, and Hoag and Ms. Sweeney, the Company’s Chief Executive Officer and Chief Talent Officer participated in the executive compensation process as described below in the section entitled “Compensation Discussion and Analysis.”

Director Independence

The Board has determined that each of Messrs. Barton, Belmer, Döpfner, Haley, Hoag and Smith, and Mses. Kilgore, Mather, Rice and Sweeney are independent under the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards. See “Procedures for Approval of Related Party Transactions” in this Proxy Statement for more information.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and mailed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary.

Our bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience, diversity as well as personal skills and knowledge with respect to technology, finance, marketing, financial reporting and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the committee may consider such factors as differences in viewpoint, professional experience, education, international experience, skills and other individual qualifications and attributes that contribute to board heterogeneity, including characteristics such as gender, race and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Our Board Evaluation Process

Each year, our Board conducts a self-evaluation process to help assure and enhance its performance. This process is overseen by the Nominating and Governance Committee, and involves interviews of each director by our General Counsel. Feedback is sought primarily in the following areas: (a) the Board’s effectiveness, structure, culture and composition, (b) the quality of and access to information shared with the Board about the Company’s business and (c) performance of individual directors and quality of Board discussions.

Communications with the Board

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs.

Policy Regarding Director Attendance at the Annual Meeting

The Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board as a whole primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk, including cybersecurity risk. The Compensation Committee addresses risks related to compensation and other talent-related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

The Board’s Leadership Structure

The Board combines the role of Chairman and Chief Executive. While the Board reassesses maintaining the combined role from time to time, the Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board also believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Jay Hoag as its lead independent director. As lead independent director, Mr. Hoag’s responsibilities include:

•	coordinating the activities of the independent directors, and is authorized to call meetings of the independent directors;

•	coordinating with the chief executive officer and corporate secretary to set the agenda for Board meetings, soliciting and taking into account suggestions from other members of the Board;

•	chairing executive sessions of the independent directors;

•	providing feedback and perspective to the chief executive officer about discussions among the independent directors;

•	helping facilitate communication between the chief executive officer and the independent directors;

•	presiding at Board meetings where the Chair is not present; and

•	performing other duties assigned from time to time by the Board.

In addition, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, annual performance evaluations and regular executive sessions.

PROPOSAL TWO	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the financial statements of Netflix, Inc. for the year ending December 31, 2019. The Company is submitting its selection of Ernst & Young for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since March 21, 2012. Neither applicable law nor the Company’s Bylaws require that stockholders ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2018 and 2017, fees for services provided by Ernst & Young were as follows (in thousands):

	2018	2017
Audit Fees	$4,343	$3,957
Tax Fees	1,858	1,275

Total	$6,201	$5,232

Audit Fees include amounts related to the audit of the Company’s annual financial statements and internal control over financial reporting, and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit fees also include amounts related to accounting consultations and services rendered in connection with the Company’s issuance of senior notes in 2018 and 2017, respectively, as well as fees for statutory audit filings.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no other fees billed by Ernst & Young for services rendered to the Company, other than the services described above, in 2018 and 2017.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2018, services provided by Ernst & Young were pre-approved by the Audit Committee in accordance with this policy.

Required Vote

The affirmative vote of the majority of the Votes Cast is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL THREE	ADVISORY APPROVAL OF EXECUTIVE OFFICER COMPENSATION

As required by section 14A of the Securities Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”).

As described in our Compensation Discussion and Analysis, we have adopted an executive compensation philosophy designed to attract and retain outstanding performers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance.

Required Vote

The affirmative vote of the majority of the Votes Cast is required to approve the compensation of our named executive officers disclosed in this Proxy Statement. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF OUR EXECUTIVE OFFICER COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR	STOCKHOLDER PROPOSAL FOR POLITICAL DISCLOSURE

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of no less than 700 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of her intent to present the following proposal at the Annual Meeting.

RESOLVED, that the shareholders of Netflix Inc. (“Netflix” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1. Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

•	The identity of the recipient as well as the amount paid to each; and

•	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Netflix, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “Disclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show Netflix has contributed at least $30,000 in corporate funds since the 2010 election cycle (CQMoneyline: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including salesforce.com Inc., Alphabet Inc., and Microsoft Corp., which present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Please vote for: Political Disclosure - Proposal 4

Netflix Opposing Statement

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Netflix and our stockholders.

Political contributions are already publicly disclosed. Indeed, federal and all 50 state election laws require either the contributor or the recipient campaign or committee to publicly file reports disclosing such contributions. As for other political organizations that are not subject to these election laws, they are required to publicly disclose to the IRS the contributions they receive. The IRS in turn makes those disclosures available on its website. Groups, such as those cited by the proponent (i.e., CQMoneyLine and the National Institute on Money in State Politics) aggregate these disclosures made to the various jurisdictions and post them on their easily searchable public websites, making the search by interested shareholders that much more convenient.

The Proposal’s accompanying supporting statement also suggests that the proponent is concerned about trade association or 501(c)(4) non-profit payments, which could be used for electoral purposes. The Internal Revenue Code prohibits these entities from having political activities as their primary purpose. Rather, trade association memberships provide significant benefits to the Corporation by giving it access to business, technical and industry expertise and by advancing Netflix’s commercial interests. Trade associations are independent organizations representing a variety of members, and may take political or policy positions we do not share. Requiring Netflix to disclose payments to trade associations gives the false appearance that the trade associations’ political activities, if any, are attributable to the us.

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of Netflix or our stockholders, and recommends that you vote “AGAINST” Proposal Four.

Required Vote

The affirmative vote of the majority of the Votes Cast is required to approve the stockholder proposal. The proposal is precatory and, accordingly, is not binding on the Board or the Company.

Netflix Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE STOCKHOLDER PROPOSAL REGARDING POLITICAL DISCLOSURE.

PROPOSAL FIVE	STOCKHOLDER PROPOSAL FOR SIMPLE MAJORITY VOTE

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA: 90278, the beneficial owner of 50 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting.

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Supporting Statement

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

This proposal won more than 70% support 4-times at Netflix since 2011:

2016-82%

2015-80%

2013-81%

2011-72%

But our governance committee has not yet put this proposal topic on the ballot as a binding Netflix proposal. Shareholders were not happy and gave governance committee Chairman Jay Hoag a negative vote of 48% in 2018 while he was running unopposed. Richard Barton and Bradford Smith were also on the governance committee.

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election with 67% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governing rules of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can tell shareholders to get lost in response to a 66% shareholder vote on certain important issues.

Please vote yes: Simple Majority Vote-Proposal [5]

Netflix Opposing Statement

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Netflix and our stockholders.

The Board believes that this stockholder proposal seeking to adopt a simple majority vote in all cases requiring more than a simple majority would not be in the best interests of the Company and its stockholders. A simple majority vote requirement already applies to most corporate matters submitted to a vote of the Company’s stockholders. The Company’s Restated Certificate of Incorporation and Bylaws do, however, require a 66 2/3% “supermajority” vote for certain fundamental changes to the corporate governance posture of the Company, including the procedures for calling stockholder meetings, nominating directors for election, altering the size of the Board and removing directors. The supermajority voting requirements were adopted by our stockholders and were intended to preserve and maximize the value of the Company for all stockholders and to provide protection for all stockholders against self-interested actions by one or a few large stockholders. The Board continues to believe these requirements are appropriate and in the best interest of all stockholders; therefore, the Board opposes this stockholder proposal.

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of Netflix or our stockholders, and recommends that you vote “AGAINST” Proposal Five.

Required Vote

The affirmative vote of the majority of the Votes Cast is required to approve the stockholder proposal. The proposal is precatory and accordingly, is not binding on the Board or the Company.

Netflix Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE STOCKHOLDER PROPOSAL FOR SIMPLE MAJORITY VOTE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 8, 2019 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Summary Executive Compensation” table, which we refer to as the Named Executive Officers, and (iv) all executive officers and directors as a group. The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2019 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 100 Winchester Circle, Los Gatos, CA 95032.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc. (1) 100 Vanguard Blvd Malvern, PA 19355	31,351,391	7.17%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	27,229,446	6.23%
FMR LLC (3) 245 Summer Street Boston, MA 02213	25,791,804	5.90%
Capital Research Global Investors (4) 333 South Hope Street Los Angeles, CA 90071	25,691,576	5.88%
Reed Hastings (5)	10,060,095	2.28%
Jay C. Hoag (6) 250 Middlefield Road Menlo Park, CA 94025	4,989,977	1.14%
Ted Sarandos (7)	490,692	*
Greg Peters (8)	237,668	*
David Wells (9)	195,660	*
Richard N. Barton (10)	80,709	*
Kelly Bennett (11)	52,882	*
Leslie Kilgore (12)	46,040	*
Ann Mather (13)	38,960	*

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Timothy M. Haley (14) c/o Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	34,046	*
Bradford L. Smith (15)	20,092	*
Anne M. Sweeney (16)	7,925	*
Rodolphe Belmer (17)	2,899	*
Susan E. Rice (18)	2,448	*
Mathias Döpfner (19)	1,363	*
All directors and executive officers as a group (19 persons) (20)	16,473,714	3.72%

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)

As of February 11, 2019, based on information provided by The Vanguard Group, Inc. in the Schedule 13G filed February 11, 2019. Of the shares beneficially owned, The Vanguard Group, Inc. reported that it has sole dispositive power with respect to 30,735,169 shares, shared dispositive power with respect to 616,222 shares, sole voting power with respect to 533,045 shares and shared voting power with respect to 95,093 shares.

(2)

As of December 31, 2018, based on information provided by BlackRock, Inc. in the Schedule 13G filed January 2, 2019. Of the shares beneficially owned, BlackRock, Inc. reported that it has sole dispositive power with respect to all of the shares and sole voting power with respect to 23,586,488 shares.

(3)

As of December 31, 2018, based on information provided by FMR LLC in the Schedule 13G filed on February 13, 2019. Of the shares beneficially owned, FMR LLC reported that it has sole voting power with respect to 4,660,165 and sole dispositive power with respect to all of the shares.

(4)

As of December 31, 2018, based on information provided by Capital Research Global Investors in the Schedule 13G filed February 13, 2019. Of the shares beneficially owned, Capital Research Global Investors reported that it has sole dispositive power and sole voting power with respect to all of the shares.

(5)	Includes options to purchase 4,501,148 shares. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the holder of 5,558,947 of the Company’s shares.
(6)

Includes (i) 2,313,810 common shares that are directly held by TCV VII, L.P. (“TCV VII”), (ii) 1,201,602 common shares that are directly held by TCV VII (A), L.P. (“TCV VII (A)”), (iii) 20,008 common shares that are directly held by TCV Member Fund, L.P. (“Member Fund”), (iv) 640,434 common shares that are directly held by Orange Investor, L.P. (“Orange Investor”), (v) 172,704 common shares that are directly held by Orange Investor (A), L.P. (“Orange Investor (A)”), (vi) 39,777 common shares that are directly held by Orange Investor (B), L.P. (“Orange Investor (B)”), (vii) 47,085 common shares that are directly held by Orange (MF) Investor, L.P. (“Orange Investor (MF)”), (viii) options to purchase 51,966 common shares held by Jay C. Hoag, (ix) 421,836 common shares held by the Hoag Family Trust U/A Dtd 8/2/94 (the “Hoag Family Trust”), and (x) 80,755 common shares held by Hamilton Investments Limited Partnership (“Hamilton Investments”).

Jay C. Hoag and seven other individuals (the “Class A Directors”) are Class A Directors of Technology Crossover Management VII, Ltd. (“Management VII”) and limited partners of Technology Crossover Management VII, L.P. (“TCM VII”) and Member Fund. Management VII is

the general partner of TCM VII, which is the general partner of TCV VII and TCV VII (A). Management VII is also a general partner of Member Fund. The Class A Directors of Management VII and TCM VII may be deemed to beneficially own the securities held by TCV VII, TCV VII (A) and Member Fund, but each of the Class A Directors, Management VII and TCM VII disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

Mr. Hoag and six other individuals are Class A Directors of Technology Crossover Management VIII, Ltd. (“Management VIII”) and limited partners of Technology Crossover Management VIII, L.P. (“TCM VIII”). Management VIII is the sole general partner of TCM VIII, which in turn is the sole general partner of TCV VIII, L.P., which in turn is the sole member of Orange Investor GP, LLC (“Orange GP”), which in turn is the sole general partner of Orange Investor, Orange (A) Investor, Orange (B) Investor, and Orange (MF) Investor. The Class A Directors of Management VIII and TCM VIII may be deemed to beneficially own the shares held by Orange Investor, Orange (A) Investor, Orange (B) Investor, and Orange (MF) Investor but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The shares held by Orange Investor, Orange (A) Investor, Orange (B) Investor, and Orange (MF) Investor are also pledged as collateral for a third party debt facility.

Mr. Hoag has the sole power to dispose and direct the disposition of the options and any shares issuable upon exercise of the options, and the sole power to direct the vote of the shares of common stock to be received upon exercise of the options. However, with respect to the options, Mr. Hoag has transferred to TCV VII Management, L.L.C. (“TCV VII Management”) and TCV VIII Management, L.L.C. (“TCV VIII Management” 100% of the pecuniary interest in such options and any shares to be issued upon exercise of such options. Mr. Hoag is a member of TCV VII Management and TCV VIII Management but disclaims beneficial ownership of such options and any shares to be received upon exercise of such options except to the extent of his pecuniary interest therein.

Mr. Hoag is a trustee of the Hoag Family Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the Hoag Family Trust. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Mr. Hoag is the sole general partner and a limited partner of Hamilton Investments and may be deemed to have the sole power to dispose or direct the disposition of the shares held by Hamilton Investments. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes options to purchase 490,692 shares.
(8)	Includes options to purchase 224,578 shares.
(9)	Includes options to purchase 195,660 shares.
(10)	Includes options to purchase 53,604 shares. Mr. Barton is a trustee of the Barton Family Foundation, which is the holder of 20,000 of the Company’s shares.
(11)	Includes options to purchase 52,882 shares.
(12)	Includes options to purchase 10,844 shares.
(13)	Includes options to purchase 38,960 shares.
(14)	Includes options to purchase 34,046 shares.
(15)	Includes options to purchase 20,092 shares.
(16)	Includes options to purchase 7,925 shares.
(17)	Includes options to purchase 2,899 shares.
(18)	Includes options to purchase 2,448 shares.
(19)	Includes options to purchase 1,338 shares.
(20)	Includes, without duplication, the shares and options listed in footnotes (5) through (19) above.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The Company’s compensation philosophy is premised on the Company’s desire to attract and retain outstanding performers. As such, the Company aims to provide highly competitive compensation packages for all its key positions, including its Named Executive Officers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance. Individual compensation is nonetheless linked to Company performance by virtue of the stock options granted by the Company.

Determining Executive Compensation

This Compensation Discussion and Analysis describes the compensation programs for the Company’s Named Executive Officers. During 2018, these individuals were:

•	Reed Hastings, Chief Executive Officer
•	David Wells, former Chief Financial Officer
•	Greg Peters, Chief Product Officer
•	Ted Sarandos, Chief Content Officer
•	Kelly Bennett, Chief Marketing Officer

Mr. Wells’s employment with the Company ended on January 18, 2019. On March 7, 2019, the Company announced that Mr. Bennett intends to resign as Chief Marketing Officer pending the appointment of his replacement.

In 2018, the Company’s compensation program for Named Executive Officers centered around two components: salary and stock options. The compensation associated with each of these components was expressed in a dollar-denominated amount and was allocated among these components, as described below.

In determining the compensation for its Named Executive Officers, the Compensation Committee (A) reviews and considers the performance of each Named Executive Officer and (B) considers, for each Named Executive Officer, the estimated amount of compensation:

(i)	the Company would be willing to pay to retain that person;

(ii)	the Company would have to pay to replace the person; and

(iii)	the individual could otherwise command in the employment marketplace.

The Chief Executive Officer, in consultation with the Chief Talent Officer, reviews comparative data derived from market research and publicly available information for each of the Named Executive Officers. The Chief Executive Officer then makes recommendations to the Compensation Committee regarding compensation for each Named Executive Officer. The Compensation Committee reviews and discusses the information and then determines a dollar-denominated amount available for allocation to the compensation components described above (“allocatable compensation”) for each Named Executive Officer, as it deems appropriate.

The Chief Executive Officer’s compensation is determined by the Compensation Committee outside the presence of the Chief Executive Officer. The Committee’s decision regarding compensation for the Chief Executive Officer is based on the philosophy outlined above and includes a review of comparative data and consideration of the accomplishments of the Chief Executive Officer in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management. In establishing the Chief Executive Officer’s compensation, the Compensation Committee is also mindful of the results of the stockholder’s Advisory Vote on Executive Compensation for the prior year.

In determining compensation for 2018, the Compensation Committee retained Compensia, a management consulting firm providing executive compensation advisory services, to help the Committee assess the competitiveness of the Chief Executive Officer’s compensation, obtain a general understanding of chief executive compensation practices in the marketplace, and as a resource for its deliberations concerning the Chief Executive Officer’s specific compensation. The Compensation Committee did not use the information from Compensia, however, with the goal of setting a specific target compensation level based upon percentiles derived from such other companies. In 2017 and 2018, the Compensation Committee worked with Compensia in determining an appropriate peer group of companies. There were minimal changes in the peer group from 2017 to 2018, with DISH replacing Dolby to reflect the Company’s continued orientation toward media companies and consumer-facing technology companies. The peer group for 2018 was comprised of the following companies: Activision Blizzard, Adobe Systems, AMC Networks, CBS, Discovery Communications, DISH Network, eBay, Electronic Arts, Lions Gate Entertainment, PayPal Holdings, salesforce.com, Scripps Networks Interactive, Sirius XM Holdings, The Priceline Group, Time Warner, Twenty-first Century Fox, Twitter, Viacom, Walt Disney and Workday. The peer group for 2017 was comprised of the following companies: Activision Blizzard, Adobe Systems, AMC Networks, CBS, Discovery Communications, Dolby Laboratories, eBay, Electronic Arts, Lions Gate Entertainment, PayPal Holdings, salesforce.com, Scripps Networks Interactive, Sirius XM Holdings, The Priceline Group, Time Warner, Twenty-first Century Fox, Twitter, Viacom, Walt Disney and Workday. Total fees paid to Compensia were less than $120,000 in each year.

With respect to each of the Named Executive Officers, in determining compensation, the Compensation Committee considered the Company’s compensation philosophy as outlined above, comparative market data and specific factors relative to each Named Executive Officer’s responsibilities and performance. The Company does not specifically benchmark compensation for its Named Executive Officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. The Company believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination.

In determining Mr. Sarandos’s 2018 compensation, the Committee considered his role in obtaining globally relevant content for the Company’s international expansion, his significant contributions to the Company’s original content strategy and buildout of the infrastructure to support that strategy, and the market demand for high-level content programming talent. In determining Mr. Wells’s 2018 compensation, the Committee considered his performance in managing the finance organization as the

Company’s business continues to evolve and grow internationally. In determining Mr. Peters’s 2018 compensation, the Committee considered his responsibility for the development and deployment of the Company’s increasing engineering systems and product offerings across the globe and in multiple languages, as well as the continued market demand for engineering talent, and increased his compensation accordingly. In determining Mr. Bennett’s 2018 compensation, the Committee considered his responsibilities for managing a global marketing team tasked with promoting the Company and its content slate, and in particular its original content, around the world.

The Company’s compensation practices are evaluated on an ongoing basis to determine whether they are appropriate to attract, retain and reward outstanding performers. Such evaluations may result in refinements to the compensation program, including changes in how compensation is determined and awarded. Individual employee performance, including that of our Named Executive Officers, is also evaluated on an ongoing basis. To the extent such performance exceeds or falls short of the Company’s performance values, the Company may take action that includes, in the case of star performers, promotions or increases in compensation or, in the case of under performers, demotion, a reduction in compensation or termination.

Elements of Executive Compensation

For 2018, after determining the allocatable compensation for each Named Executive Officer by the method described above, such amount for each individual was divided into the two key components of salary and stock options. This allocation was made pursuant to the compensation preferences of each Named Executive Officer, who allocated compensation between cash and stock options.

The amount allocated to stock options is referred to as the stock option allocation. The Company also provides a minimum annual stock option allowance (equal to 5% of the Named Executive Officer’s allocatable compensation) which is added to the amount allocated to stock options by the Named Executive Officer in the manner described above. While the stock option allocation is expressed in a dollar denomination, the stock option allocation is used by the Company only to calculate the number of stock options to be granted in the manner described below. The stock option allocation is not available to the employees as cash compensation, except where an employee who has allocated a portion of their compensation toward stock options receives severance payments and as otherwise set forth in the Executive Severance and Retention Incentive Plan described below.

After the stock option allocation is established, the Named Executive Officers receive monthly option grants pursuant to the Company’s monthly option grant program. Under this program, the Named Executive Officers receive, on the first trading day of the month, fully vested options granted at fair market value as reflected by the closing price on the date of the option grant. The number of stock options to be granted monthly will fluctuate based on the fair market value on the date of the option grant. The actual number of options granted to the Named Executive Officers was determined by the following formula: the monthly dollar amount of the stock option allocation / ([fair market value on the date of option grant] * 0.40). For stock option accounting purposes, the dollar value of stock options granted by the Company, as reflected in the Summary Executive Compensation table, below, are appreciably higher than the dollar value of the stock option allocation (please compare “Summary Executive Compensation” table provided in this Proxy Statement with the table below). Furthermore, because the stock options are granted at fair market value on the date of the option grant and are not generally transferable, they are only of value to the recipient through an increase in the market value of the Company’s common stock, thereby linking that element of compensation to Company performance.

As shown in the table below, the Company’s Named Executive Officers elected to receive a significant portion of their compensation in the form of stock options. The Company believes that equity ownership, including stock and stock options, helps align the interest of the Named Executive Officers with those of the Company’s stockholders and is a good mechanism to link executive compensation to long-term company performance.

In 2017 and 2018, the compensation components for the Named Executive Officers were allocated as follows (please see the “Summary Executive Compensation” table provided in this Proxy Statement for a complete description of the compensation of the Named Executive Officers in 2017 and 2018):

Name and Position	2017 Annual Salary	2017 Annual Stock Option Allocation	2017 Monthly Stock Option Allocation	2017 Estimated Target Bonus
Reed Hastings Chief Executive Officer and Chairman of the Board	$850,000	$21,200,000	$1,766,667	$—
Greg Peters Chief Product Officer (allocation effective Jan 1, 2017, annualized)	1,000,000	3,275,000	272,917	1,500,000
Greg Peters (modified allocation effective July 1, 2017, annualized)	1,000,000	3,400,000	283,333	4,000,000
Ted Sarandos Chief Content Officer	1,000,000	11,000,000	916,667	9,000,000
David Wells former Chief Financial Officer	2,500,000	1,910,000	159,167	—

Name and Position	2018 Annual Salary	2018 Annual Stock Option Allocation	2018 Monthly Stock Option Allocation
Kelly Bennett Chief Marketing Officer (allocation effective Jan 1, 2018, annualized)	$4,400,000	$850,000	$70,833
Kelly Bennett Chief Marketing Officer (modified allocation effective July 16, 2018, annualized)	6,400,000	950,000	79,167
Reed Hastings Chief Executive Officer and Chairman of the Board	700,000	28,700,000	2,391,667
Greg Peters Chief Product Officer	6,000,000	6,600,000	550,000
Ted Sarandos Chief Content Officer	12,000,000	14,250,000	1,187,500
David Wells former Chief Financial Officer	2,800,000	2,450,000	204,167

From 2015 through 2017, the Committee determined that the maximum annual salary payable to any Named Executive Officer (excluding the Chief Financial Officer) would be $1 million. Any portion of a Named Executive Officer’s compensation over $1 million that was not allocated to stock options was allocated to a target bonus to the Named Executive Officer pursuant to our Performance Bonus Plan (the “Plan”), which was approved by shareholders at our 2014 Annual Meeting. The Plan was intended to permit the Company to seek a full federal tax deduction for compensation paid under the Plan, compensation that otherwise might not have been fully tax deductible to the Company if paid as salary. For 2018, the Company did not offer performance-based bonuses and all cash compensation was paid as salary.

Vested stock options granted on or after January 1, 2007 can be exercised up to ten (10) years following grant regardless of employment status. The Company believes that this increase in the life of the options enhances the value of such options for each employee and thereby encourages equity ownership in the Company, which is helpful in aligning the interests of employees with that of the Company. The Company does not believe that staggered vesting of stock options or early expiration of options following termination has a material impact on retention. The Company believes that creating a high-performance culture and providing highly competitive compensation packages are the critical components for retaining employees, including its Named Executive Officers.

Across the broader employee base, the Company utilizes salary and stock options as its key compensation components in order to be competitive within the marketplace. Similarly situated companies typically offer employees an equity component as part of their overall compensation and as such, the Company believes it is important to provide this opportunity to its employees, including the Named Executive Officers. By permitting employees to request a customized combination of salary and stock options, the Company believes it is better able to take into consideration personal compensation preferences and thereby offer a more compelling compensation package. In addition, offering grants monthly provides employees with a “dollar-cost averaging” approach to the price of their option grants. Option grants made on an infrequent basis are more susceptible to the whims of market timing and fluctuations. By granting options each month, the Company believes it alleviates to a great extent the arbitrariness of option timing and the potential negative employee issues associated with “underwater” options.

Each Named Executive Officer, like all of the Company’s employees, is eligible to receive an additional $15,000 in annual compensation not reflected above that may be used to defray the cost of health care benefits previously paid by the Company. Any portion of this allowance not utilized toward the cost of health care benefits will be paid as salary, up to a maximum of $5,000.

In addition to salary and stock options, all exempt employees, including Named Executive Officers, also have the opportunity to participate in the Company’s 401(k) matching program which enables them to receive a dollar-for-dollar Company match of up to 3% of his or her compensation to the 401(k) fund. Mr. Bennett, Mr. Sarandos and Mr. Wells all participated in this program in 2018 and therefore the Company matched the 401(k) contributions as shown in the tables of this Proxy Statement.

The Company also maintains a group term life insurance policy for all full-time employees.

For the fiscal year ending December 31, 2019, the compensation components for the Named Executive Officers are being allocated as follows, based on the allocation method described above:

Name and Position	2019 Annual Salary	2019 Annual Stock Option Allocation	2019 Monthly Stock Option Allocation
Kelly Bennett Chief Marketing Officer	$6,200,000	$1,150,000	$95,833
Reed Hastings Chief Executive Officer and Chairman of the Board	700,000	30,800,000	2,566,667
Spencer Neumann Chief Financial Officer	5,000,000	5,000,000	416,667
Greg Peters Chief Product Officer	10,000,000	6,800,000	566,667
Ted Sarandos Chief Content Officer	18,000,000	13,500,000	1,125,000

Termination-Based Compensation and Change in Control Retention Incentives

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan (“Severance Plan”). Under this Severance Plan, each employee of the Company at the level of Vice President or higher (“Covered Executive”) is entitled to a severance benefit upon termination of employment (other than for cause, death or permanent disability) so long as he or she signs a waiver and release of claims and an agreement not to disparage the Company, its directors or its officers in a form reasonably satisfactory to the Company. The severance benefit consists of a lump sum cash payment equal to nine (9) months of allocatable compensation, or, for newly hired Covered Executives only, a cash payment equal to 24 months of allocatable compensation, which is reduced by an amount equal to one (1) month of allocatable compensation for each month of tenure at the Company for the first 15 months of continuous employment following hire by the Company, such that the minimum benefit for such newly hired Covered Executives is the cash equivalent of nine (9) months of allocatable compensation. The right to receive a severance benefit terminates upon a change in control transaction, so that the Covered Executives under the Severance Plan are not entitled to both a change in control benefit as well as a severance benefit.

In lieu of the severance benefit described above, the Severance Plan provides that employees covered by the Severance Plan who are employed by the Company on the date of a change in control transaction are entitled to receive a lump sum cash payment equal to twelve (12) months of allocatable compensation regardless of whether their employment terminates.

The Company also maintains a plan for its director level employees (the “Director Plan”) that provides those employees who are employed by the Company on the date of a change in control transaction with a lump sum cash payment equal to six (6) months of allocatable compensation, regardless of whether their employment terminates. While director level employees are not guaranteed any severance upon termination of employment, to the extent any severance is provided to a director level employee, payment associated with the change in control will be in lieu of or otherwise offset against any such severance payment.

The Company believes that it is appropriate to make such payment upon the single-trigger event of a change in control in order to reduce distractions associated with the uncertainty surrounding change in control transactions and to reduce potential conflicts that might otherwise arise when a Company executive must rely on the decisions of the acquiring company for either continued employment or severance.

The benefits owing under the Severance Plan or Director Plan are to be paid to an individual covered under the applicable plan by the Company as soon as administratively practicable following the completion of all conditions to the payment, but in no event more than two and one half months following the date of the triggering event. The Company believes that benefits under the Company’s Amended and Restated Executive Severance and Retention Incentive Plan are consistent with similar benefits offered to executive officers of similarly situated companies and moreover, the Plan is an important element in advancing the Company’s overall compensation philosophy of attracting and retaining outstanding performers. Each of the terms “base pay,” “cause” and “change in control” are defined in the plan, a copy of which is attached as Exhibit 10.14 to the Company’s Form 10-Q filed on July 19, 2017.

Tax Considerations

Section 162(m) of the Internal Revenue Code was among the provisions that were amended pursuant to The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law on December 22, 2017. The prior version of Section 162(m) generally disallowed a tax deduction for compensation that we paid to our Chief Executive Officer or any of the next three most highly compensated executive officers (excluding the Chief Financial Officer) to the extent that the compensation for any such individual exceeded $1 million in any taxable year. However, this deduction limitation did not apply to compensation that was “performance-based” under Section 162(m). The Tax Act amended Section 162(m) to eliminate the exception for performance-based compensation. As a result, effective for our 2018 fiscal year and thereafter, the maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Section 162(m) will be $1 million per officer. The Tax Act also expanded the individuals covered by Section 162(m) to include our Chief Financial Officer and certain of our former officers. Separately, the Tax Act included a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017 and not materially modified after that date. The Company continued to grant stock options in 2018, although such grants will not be deductible to the extent the total compensation for each officer subject to the rules of Section 162(m) exceeds $1 million in the year in which the stock options are exercised. Pursuant to the transition rule, stock option grants that were granted prior to 2018 will generally still be eligible for the prior rules under Section 162(m) and will be deductible to the extent they qualify as performance-based compensation under Section 162(m). The Committee considers the tax impact of the Company’s compensation programs, and will generally seek to preserve the deductibility of any performance-based compensation that is subject to the transition rule of the Tax Act, to the extent practicable and in the best interests of the Company and its stockholders. However, the Committee reserves the right to pay compensation that is not tax deductible.

The Committee’s Consideration of the 2018 Nonbinding Advisory Vote to Approve the Compensation of our Named Executive Officers

In 2018, 61% of the shares voted approved the compensation of our Named Executive Officers. At the time of the 2018 vote, the Committee had already approved the design and goals of our executive compensation program for 2018. The Committee reviewed these voting results, which while lower than prior years, affirmed support of the Company’s approach to executive compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee of the Board of Directors

Rodolphe Belmer

Timothy M. Haley

Jay C. Hoag

Anne Sweeney

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Summary Executive Compensation

The following summary executive compensation table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer (the Company’s principal executive officer), (ii) the Chief Financial Officer (the Company’s principal financial officer), and (iii) the Company’s other named executive officers listed below. A description of the method for determining the amount of salary in proportion to total compensation is set forth above in “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Reed Hastings	2018	$700,000	$35,380,417	$—	$—	$36,080,417
Chief Executive Officer, President, Chairman of the Board	2017	850,000	23,527,499	—	—	24,377,499
	2016	900,000	22,277,733	—	—	23,177,733

Ted Sarandos	2018	12,000,000	17,615,220	—	32,251 (3)	29,647,471
Chief Content Officer	2017	1,000,000	12,389,532	9,045,000	8,100 (4)	22,442,632
	2016	1,000,000	13,917,568	4,000,000	5,538 (5)	18,923,106
Greg Peters	2018	6,000,000	7,985,902	—	832,687 (6)	14,818,589
Chief Product Officer	2017	1,000,000	3,725,022	2,763,750	1,748,718 (7)	9,237,490
	2016	1,000,000	3,869,152	1,500,000	1,660,135 (8)	8,029,287
Kelly Bennett (9)	2018	5,284,616	1,124,402	—	47,550 (10)	6,456,568
Chief Marketing Officer

David Wells	2018	2,800,000	3,030,461	—	8,250 (11)	5,838,711
Chief Financial Officer	2017	2,500,000	2,127,673	—	553,641 (12)	5,181,314
	2016	2,400,000	2,145,314	—	1,549,136 (13)	6,094,450

(1)

Dollar amounts in the Option Awards column reflect the grant date fair value with respect to stock options during the respective fiscal year. The dollar amounts set forth in the Option Awards column are different than the stock option allocation amounts described in the section above entitled “Compensation Discussion and Analysis” because the stock option allocation amounts are reflective of the total compensation amount attributable to stock option grants, not the accounting valuation. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” in the Company’s Form 10-K filed with the SEC on January 29, 2019, as amended by our Amendment No. 1 on Form 10-K/A filed with the SEC on February 8, 2019.

(2)

In accordance with the Company’s Performance Bonus Plan as approved by the Compensation Committee, the dollar amounts represent the amount earned in 2016 and 2017 for the achievement of the established performance goals.

(3)	Includes $8,250 representing our matching contribution made under our 401(k) plan, $19,599 for personal use of company aircraft, and $4,402 for commuting expenses.
(4)	Includes $8,100 representing our matching contribution made under our 401(k) plan.
(5)	Includes $5,538 representing our matching contribution made under our 401(k) plan.
(6)	Includes $829,025 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment and $3,662 of commuting expenses.
(7)	Includes $1,746,105 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment and $2,613 of commuting expenses.
(8)	Includes $1,660,135 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment.
(9)	Mr. Bennett was not a Named Executive Officer for 2016 and 2017.
(10)

Includes $8,250 representing our matching contribution made under our 401(k) plan and payment of $13,532 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment and $25,678 of commuting expenses.

(11)	Includes $8,250 representing our matching contribution made under our 401(k) plan.
(12)

Includes $8,100 representing our matching contribution made under our 401(k) plan and payment of $545,541 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment.

(13)

Includes $7,950 representing our matching contribution made under our 401(k) plan and payment of $1,541,186 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2018. As described above in “Compensation Discussion and Analysis,” the Company grants employees, including the Named Executive Officers, fully vested stock options on a monthly basis. These stock options can generally be exercised up to 10 years following the date of grant, regardless of employment status. These are the only equity awards made to the Named Executive Officers. The material terms of these stock option grants, including the formula for determining the number of stock options to be granted, are set forth above in “Compensation Discussion and Analysis.”

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)	($/Sh)	($)
Reed Hastings	1/2/2018				21,966	$201.07	2,160,839
Reed Hastings	2/1/2018				22,557	$265.07	2,925,271
Reed Hastings	3/1/2018				20,590	$290.39	2,925,608
Reed Hastings	4/2/2018				21,332	$280.29	3,066,603
Reed Hastings	5/1/2018				19,085	$313.30	3,066,696
Reed Hastings	6/1/2018				16,612	$359.93	3,066,608
Reed Hastings	7/2/2018				15,016	$398.18	2,989,172
Reed Hastings	8/1/2018				17,670	$338.38	2,989,225
Reed Hastings	9/4/2018				16,444	$363.60	2,989,156
Reed Hastings	10/1/2018				15,676	$381.43	3,067,107
Reed Hastings	11/1/2018				18,839	$317.38	3,067,017
Reed Hastings	12/3/2018				20,597	$290.30	3,067,114
Ted Sarandos	1/2/2018				11,397	$201.07	1,121,146
Ted Sarandos	2/1/2018				11,200	$265.07	1,452,455
Ted Sarandos	3/1/2018				10,223	$290.39	1,452,574
Ted Sarandos	4/2/2018				10,592	$280.29	1,522,664
Ted Sarandos	5/1/2018				9,476	$313.30	1,522,662
Ted Sarandos	6/1/2018				8,248	$359.93	1,522,597
Ted Sarandos	7/2/2018				7,456	$398.18	1,484,235
Ted Sarandos	8/1/2018				8,773	$338.38	1,484,124
Ted Sarandos	9/4/2018				8,165	$363.60	1,484,217
Ted Sarandos	10/1/2018				7,783	$381.43	1,522,792
Ted Sarandos	11/1/2018				9,354	$317.38	1,522,845
Ted Sarandos	12/3/2018				10,227	$290.30	1,522,910
Greg Peters	1/2/2018				3,523	$201.07	346,565
Greg Peters	2/1/2018				5,187	$265.07	672,668
Greg Peters	3/1/2018				4,735	$290.39	672,790
Greg Peters	4/2/2018				4,906	$280.29	705,267
Greg Peters	5/1/2018				4,389	$313.30	705,252
Greg Peters	6/1/2018				3,820	$359.93	705,180

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)	($/Sh)	($)
Greg Peters	7/2/2018				3,453	$398.18	687,374
Greg Peters	8/1/2018				4,063	$338.38	687,336
Greg Peters	9/4/2018				3,782	$363.60	687,484
Greg Peters	10/1/2018				3,605	$381.43	705,341
Greg Peters	11/1/2018				4,332	$317.38	705,256
Greg Peters	12/3/2018				4,737	$290.30	705,390
Kelly Bennett	1/2/2018				891	$201.07	87,649
Kelly Bennett	2/1/2018				668	$265.07	86,629
Kelly Bennett	3/1/2018				609	$290.39	86,532
Kelly Bennett	4/2/2018				632	$280.29	90,854
Kelly Bennett	5/1/2018				565	$313.30	90,788
Kelly Bennett	6/1/2018				492	$359.93	90,824
Kelly Bennett	7/2/2018				445	$398.18	88,584
Kelly Bennett	8/1/2018				585	$338.38	98,964
Kelly Bennett	9/4/2018				544	$363.60	98,887
Kelly Bennett	10/1/2018				519	$381.43	101,546
Kelly Bennett	11/1/2018				624	$317.38	101,588
Kelly Bennett	12/3/2018				682	$290.30	101,557
David Wells	1/2/2018				1,979	$201.07	194,678
David Wells	2/1/2018				1,925	$265.07	249,641
David Wells	3/1/2018				1,758	$290.39	249,792
David Wells	4/2/2018				1,821	$280.29	261,780
David Wells	5/1/2018				1,629	$313.30	261,758
David Wells	6/1/2018				1,418	$359.93	261,766
David Wells	7/2/2018				1,282	$398.18	255,202
David Wells	8/1/2018				1,508	$338.38	255,108
David Wells	9/4/2018				1,404	$363.60	255,216
David Wells	10/1/2018				1,338	$381.43	261,788
David Wells	11/1/2018				1,609	$317.38	261,948
David Wells	12/3/2018				1,758	$290.30	261,785

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2018. All options are fully vested and can generally be exercised up to 10 years following the date of grant.

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Reed Hastings	67,907	$4.91	3/2/2019
Reed Hastings	54,418	$6.12	4/1/2019
Reed Hastings	52,458	$6.35	5/1/2019
Reed Hastings	56,966	$5.85	6/1/2019
Reed Hastings	57,414	$5.80	7/1/2019
Reed Hastings	51,898	$6.42	8/3/2019
Reed Hastings	55,342	$6.02	9/1/2019
Reed Hastings	52,269	$6.37	10/1/2019
Reed Hastings	43,372	$7.69	11/2/2019
Reed Hastings	40,061	$8.32	12/1/2019
Reed Hastings	54,516	$7.64	1/4/2020
Reed Hastings	95,578	$8.72	2/1/2020
Reed Hastings	83,692	$9.96	3/1/2020
Reed Hastings	77,777	$10.71	4/1/2020
Reed Hastings	57,197	$14.57	5/3/2020
Reed Hastings	54,369	$15.33	6/1/2020
Reed Hastings	53,193	$15.67	7/1/2020
Reed Hastings	57,260	$14.55	8/2/2020
Reed Hastings	43,239	$19.27	9/1/2020
Reed Hastings	37,716	$22.09	10/1/2020
Reed Hastings	34,853	$23.91	11/1/2020
Reed Hastings	29,148	$28.59	12/1/2020
Reed Hastings	32,697	$25.49	1/3/2021
Reed Hastings	41,097	$30.41	2/1/2021
Reed Hastings	42,763	$29.23	3/1/2021
Reed Hastings	36,141	$34.58	4/1/2021
Reed Hastings	36,890	$33.88	5/2/2021
Reed Hastings	32,739	$38.18	6/1/2021
Reed Hastings	32,648	$38.28	7/1/2021
Reed Hastings	33,222	$37.63	8/1/2021
Reed Hastings	37,513	$33.32	9/1/2021
Reed Hastings	77,266	$16.18	10/3/2021

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Reed Hastings	109,249	$11.44	11/1/2021
Reed Hastings	130,263	$9.60	12/1/2021
Reed Hastings	121,121	$10.32	1/3/2022
Reed Hastings	35,581	$17.57	2/1/2022
Reed Hastings	38,801	$16.11	3/1/2022
Reed Hastings	38,388	$16.28	4/2/2022
Reed Hastings	53,774	$11.62	5/1/2022
Reed Hastings	69,503	$8.99	6/1/2022
Reed Hastings	64,477	$9.69	7/2/2022
Reed Hastings	80,276	$7.79	8/1/2022
Reed Hastings	78,225	$7.99	9/4/2022
Reed Hastings	78,057	$8.01	10/1/2022
Reed Hastings	56,315	$11.10	11/1/2022
Reed Hastings	57,561	$10.86	12/3/2022
Reed Hastings	47,551	$13.14	1/2/2023
Reed Hastings	35,399	$23.54	2/1/2023
Reed Hastings	30,807	$27.05	3/1/2023
Reed Hastings	31,976	$26.06	4/1/2023
Reed Hastings	27,398	$30.42	5/1/2023
Reed Hastings	26,278	$31.71	6/3/2023
Reed Hastings	26,012	$32.04	7/1/2023
Reed Hastings	23,415	$35.59	8/1/2023
Reed Hastings	20,188	$41.29	9/3/2023
Reed Hastings	17,969	$46.37	10/1/2023
Reed Hastings	17,717	$47.04	11/1/2023
Reed Hastings	16,030	$51.99	12/2/2023
Reed Hastings	16,079	$51.83	1/2/2024
Reed Hastings	21,637	$57.77	2/3/2024
Reed Hastings	19,635	$63.66	3/3/2024
Reed Hastings	23,996	$52.10	4/1/2024
Reed Hastings	25,998	$48.07	5/1/2024
Reed Hastings	20,734	$60.29	6/2/2024
Reed Hastings	18,494	$67.59	7/1/2024
Reed Hastings	20,566	$60.77	8/1/2024
Reed Hastings	18,361	$68.09	9/2/2024
Reed Hastings	19,943	$62.69	10/1/2024
Reed Hastings	22,526	$55.49	11/3/2024
Reed Hastings	25,599	$48.83	12/1/2024
Reed Hastings	25,074	$49.85	1/2/2025

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Reed Hastings	45,290	$63.01	2/2/2025
Reed Hastings	41,601	$68.61	3/2/2025
Reed Hastings	48,363	$59.02	4/1/2025
Reed Hastings	35,868	$79.58	5/1/2025
Reed Hastings	32,067	$89.00	6/1/2025
Reed Hastings	30,485	$93.64	7/1/2025
Reed Hastings	25,360	$112.56	8/3/2025
Reed Hastings	26,977	$105.79	9/1/2025
Reed Hastings	26,933	$105.98	10/1/2025
Reed Hastings	26,513	$107.64	11/2/2025
Reed Hastings	22,765	$125.37	12/1/2025
Reed Hastings	25,959	$109.96	1/4/2026
Reed Hastings	42,176	$94.09	2/1/2026
Reed Hastings	40,374	$98.30	3/1/2026
Reed Hastings	37,547	$105.70	4/1/2026
Reed Hastings	42,629	$93.11	5/2/2026
Reed Hastings	39,097	$101.51	6/1/2026
Reed Hastings	41,055	$96.67	7/1/2026
Reed Hastings	42,055	$94.37	8/1/2026
Reed Hastings	40,755	$97.38	9/1/2026
Reed Hastings	38,670	$102.63	10/3/2026
Reed Hastings	32,188	$123.30	11/1/2026
Reed Hastings	33,857	$117.22	12/1/2026
Reed Hastings	31,130	$127.49	1/3/2027
Reed Hastings	31,373	$140.78	2/1/2027
Reed Hastings	30,961	$142.65	3/1/2027
Reed Hastings	30,062	$146.92	4/3/2027
Reed Hastings	28,431	$155.35	5/1/2027
Reed Hastings	27,097	$162.99	6/1/2027
Reed Hastings	30,216	$146.17	7/3/2027
Reed Hastings	24,264	$182.03	8/1/2027
Reed Hastings	25,275	$174.74	9/1/2027
Reed Hastings	24,952	$177.01	10/2/2027
Reed Hastings	22,306	$198.00	11/1/2027
Reed Hastings	23,641	$186.82	12/1/2027
Reed Hastings	21,966	$201.07	1/2/2028
Reed Hastings	22,557	$265.07	2/1/2028
Reed Hastings	20,590	$290.39	3/1/2028
Reed Hastings	21,332	$280.29	4/2/2028

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Reed Hastings	19,085	$313.30	5/1/2028
Reed Hastings	16,612	$359.93	6/1/2028
Reed Hastings	15,016	$398.18	7/2/2028
Reed Hastings	17,670	$338.38	8/1/2028
Reed Hastings	16,444	$363.60	9/4/2028
Reed Hastings	15,676	$381.43	10/1/2028
Reed Hastings	18,839	$317.38	11/1/2028
Reed Hastings	20,597	$290.30	12/3/2028
Ted Sarandos	25,130	$79.58	5/1/2025
Ted Sarandos	22,470	$89.00	6/1/2025
Ted Sarandos	21,357	$93.64	7/1/2025
Ted Sarandos	15,952	$125.37	12/1/2025
Ted Sarandos	26,125	$94.09	2/1/2026
Ted Sarandos	25,008	$98.30	3/1/2026
Ted Sarandos	26,405	$93.11	5/2/2026
Ted Sarandos	25,430	$96.67	7/1/2026
Ted Sarandos	26,050	$94.37	8/1/2026
Ted Sarandos	25,245	$97.38	9/1/2026
Ted Sarandos	19,938	$123.30	11/1/2026
Ted Sarandos	20,972	$117.22	12/1/2026
Ted Sarandos	19,282	$127.49	1/3/2027
Ted Sarandos	16,279	$140.78	2/1/2027
Ted Sarandos	15,679	$146.17	7/3/2027
Ted Sarandos	11,574	$198.00	11/1/2027
Ted Sarandos	11,397	$201.07	1/2/2028
Ted Sarandos	11,200	$265.07	2/1/2028
Ted Sarandos	10,223	$290.39	3/1/2028
Ted Sarandos	10,592	$280.29	4/2/2028
Ted Sarandos	9,476	$313.30	5/1/2028
Ted Sarandos	8,248	$359.93	6/1/2028
Ted Sarandos	7,456	$398.18	7/2/2028
Ted Sarandos	8,773	$338.38	8/1/2028
Ted Sarandos	8,165	$363.60	9/4/2028
Ted Sarandos	7,783	$381.43	10/1/2028
Ted Sarandos	9,354	$317.38	11/1/2028
Ted Sarandos	10,227	$290.30	12/3/2028
Greg Peters	5,047	$112.56	8/3/2025
Greg Peters	5,366	$105.79	9/1/2025
Greg Peters	5,357	$105.98	10/1/2025

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Greg Peters	5,274	$107.64	11/2/2025
Greg Peters	4,528	$125.37	12/1/2025
Greg Peters	5,163	$109.96	1/4/2026
Greg Peters	7,251	$94.09	2/1/2026
Greg Peters	6,941	$98.30	3/1/2026
Greg Peters	6,455	$105.70	4/1/2026
Greg Peters	7,329	$93.11	5/2/2026
Greg Peters	6,721	$101.51	6/1/2026
Greg Peters	7,058	$96.67	7/1/2026
Greg Peters	7,230	$94.37	8/1/2026
Greg Peters	7,007	$97.38	9/1/2026
Greg Peters	6,648	$102.63	10/3/2026
Greg Peters	5,533	$123.30	11/1/2026
Greg Peters	5,821	$117.22	12/1/2026
Greg Peters	5,352	$127.49	1/3/2027
Greg Peters	4,846	$140.78	2/1/2027
Greg Peters	4,783	$142.65	3/1/2027
Greg Peters	4,644	$146.92	4/3/2027
Greg Peters	4,392	$155.35	5/1/2027
Greg Peters	4,186	$162.99	6/1/2027
Greg Peters	4,668	$146.17	7/3/2027
Greg Peters	3,891	$182.03	8/1/2027
Greg Peters	4,054	$174.74	9/1/2027
Greg Peters	4,001	$177.01	10/2/2027
Greg Peters	3,578	$198.00	11/1/2027
Greg Peters	3,791	$186.82	12/1/2027
Greg Peters	3,523	$201.07	1/2/2028
Greg Peters	5,187	$265.07	2/1/2028
Greg Peters	4,735	$290.39	3/1/2028
Greg Peters	4,906	$280.29	4/2/2028
Greg Peters	4,389	$313.30	5/1/2028
Greg Peters	3,820	$359.93	6/1/2028
Greg Peters	3,453	$398.18	7/2/2028
Greg Peters	4,063	$338.38	8/1/2028
Greg Peters	3,782	$363.60	9/4/2028
Greg Peters	3,605	$381.43	10/1/2028
Greg Peters	4,332	$317.38	11/1/2028
Greg Peters	4,737	$290.30	12/3/2028
Kelly Bennett	644	$68.61	3/2/2025

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Kelly Bennett	1,470	$79.58	5/1/2025
Kelly Bennett	1,309	$89.00	6/1/2025
Kelly Bennett	1,246	$93.64	7/1/2025
Kelly Bennett	1,040	$112.56	8/3/2025
Kelly Bennett	1,181	$105.79	9/1/2025
Kelly Bennett	1,180	$105.98	10/1/2025
Kelly Bennett	1,161	$107.64	11/2/2025
Kelly Bennett	997	$125.37	12/1/2025
Kelly Bennett	1,137	$109.96	1/4/2026
Kelly Bennett	1,771	$94.09	2/1/2026
Kelly Bennett	1,695	$98.30	3/1/2026
Kelly Bennett	1,577	$105.70	4/1/2026
Kelly Bennett	1,790	$93.11	5/2/2026
Kelly Bennett	1,642	$101.51	6/1/2026
Kelly Bennett	1,724	$96.67	7/1/2026
Kelly Bennett	1,766	$94.37	8/1/2026
Kelly Bennett	1,712	$97.38	9/1/2026
Kelly Bennett	1,624	$102.63	10/3/2026
Kelly Bennett	1,351	$123.30	11/1/2026
Kelly Bennett	1,422	$117.22	12/1/2026
Kelly Bennett	1,308	$127.49	1/3/2027
Kelly Bennett	1,272	$140.78	2/1/2027
Kelly Bennett	1,256	$142.65	3/1/2027
Kelly Bennett	1,220	$146.92	4/3/2027
Kelly Bennett	1,153	$155.35	5/1/2027
Kelly Bennett	1,099	$162.99	6/1/2027
Kelly Bennett	1,226	$146.17	7/3/2027
Kelly Bennett	984	$182.03	8/1/2027
Kelly Bennett	1,026	$174.74	9/1/2027
Kelly Bennett	1,012	$177.01	10/2/2027
Kelly Bennett	905	$198.00	11/1/2027
Kelly Bennett	959	$186.82	12/1/2027
Kelly Bennett	891	$201.07	1/2/2028
Kelly Bennett	668	$265.07	2/1/2028
Kelly Bennett	609	$290.39	3/1/2028
Kelly Bennett	632	$280.29	4/2/2028
Kelly Bennett	565	$313.30	5/1/2028
Kelly Bennett	492	$359.93	6/1/2028
Kelly Bennett	445	$398.18	7/2/2028

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Kelly Bennett	585	$338.38	8/1/2028
Kelly Bennett	544	$363.60	9/4/2028
Kelly Bennett	519	$381.43	10/1/2028
Kelly Bennett	624	$317.38	11/1/2028
Kelly Bennett	682	$290.30	12/3/2028
David Wells	2,926	$47.04	11/1/2023
David Wells	2,646	$51.99	12/2/2023
David Wells	2,653	$51.83	1/2/2024
David Wells	3,969	$57.77	2/3/2024
David Wells	3,598	$63.66	3/3/2024
David Wells	4,396	$52.10	4/1/2024
David Wells	4,767	$48.07	5/1/2024
David Wells	3,801	$60.29	6/2/2024
David Wells	3,388	$67.59	7/1/2024
David Wells	3,773	$60.77	8/1/2024
David Wells	3,367	$68.09	9/2/2024
David Wells	3,654	$62.69	10/1/2024
David Wells	4,130	$55.49	11/3/2024
David Wells	4,690	$48.83	12/1/2024
David Wells	4,599	$49.85	1/2/2025
David Wells	5,537	$63.01	2/2/2025
David Wells	5,082	$68.61	3/2/2025
David Wells	5,915	$59.02	4/1/2025
David Wells	4,382	$79.58	5/1/2025
David Wells	3,920	$89.00	6/1/2025
David Wells	3,731	$93.64	7/1/2025
David Wells	3,101	$112.56	8/3/2025
David Wells	3,298	$105.79	9/1/2025
David Wells	3,293	$105.98	10/1/2025
David Wells	3,241	$107.64	11/2/2025
David Wells	2,784	$125.37	12/1/2025
David Wells	3,173	$109.96	1/4/2026
David Wells	3,986	$94.09	2/1/2026
David Wells	3,814	$98.30	3/1/2026
David Wells	3,548	$105.70	4/1/2026
David Wells	4,028	$93.11	5/2/2026
David Wells	3,694	$101.51	6/1/2026
David Wells	3,880	$96.67	7/1/2026
David Wells	3,973	$94.37	8/1/2026

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
David Wells	3,851	$97.38	9/1/2026
David Wells	3,654	$102.63	10/3/2026
David Wells	3,041	$123.30	11/1/2026
David Wells	3,199	$117.22	12/1/2026
David Wells	2,942	$127.49	1/3/2027
David Wells	2,826	$140.78	2/1/2027
David Wells	2,790	$142.65	3/1/2027
David Wells	2,708	$146.92	4/3/2027
David Wells	2,562	$155.35	5/1/2027
David Wells	2,441	$162.99	6/1/2027
David Wells	2,722	$146.17	7/3/2027
David Wells	2,186	$182.03	8/1/2027
David Wells	2,277	$174.74	9/1/2027
David Wells	2,248	$177.01	10/2/2027
David Wells	2,010	$198.00	11/1/2027
David Wells	2,130	$186.82	12/1/2027
David Wells	1,979	$201.07	1/2/2028
David Wells	1,925	$265.07	2/1/2028
David Wells	1,758	$290.39	3/1/2028
David Wells	1,821	$280.29	4/2/2028
David Wells	1,629	$313.30	5/1/2028
David Wells	1,418	$359.93	6/1/2028
David Wells	1,282	$398.18	7/2/2028
David Wells	1,508	$338.38	8/1/2028
David Wells	1,404	$363.60	9/4/2028
David Wells	1,338	$381.43	10/1/2028
David Wells	1,609	$317.38	11/1/2028
David Wells	1,758	$290.30	12/3/2028

Option Exercises

The following table sets forth information concerning each exercise of stock options during 2018 for each of the Named Executive Officers on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)
Kelly Bennett	14,000	$3,364,854
Reed Hastings	956,242	300,862,700
Greg Peters	63,364	15,212,092
Ted Sarandos	275,138	47,443,271
David Wells	29,008	9,208,496
(1)

Dollar value realized on exercise equals the difference between the closing price on the date of exercise less the exercise price of the option and does not necessarily reflect the sales price of the shares or if a sale was made.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan, as described in more detail above in “Compensation Discussion and Analysis.” The information below reflects the estimated value of the compensation to be paid by the Company to each of the Named Executive Officers in the event of termination or a change in control under the terms of the Amended and Restated Executive Severance and Retention Incentive Plan. The amounts shown below assume that termination or change in control was effective as of December 31, 2018 and is based on 2019 compensation amounts, which went into effect prior to the end of our fiscal year. The actual amounts that would be paid can only be determined at the time of the actual triggering event. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit and a severance benefit.

Name	Severance Benefit	Change in Control Benefit
Kelly Bennett	$5,250,000	$7,000,000
Reed Hastings	22,500,000	30,000,000
Greg Peters	12,000,000	16,000,000
Ted Sarandos	22,500,000	30,000,000
David Wells	4,500,000	6,000,000

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hastings, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As disclosed in the Summary Compensation Table, the 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $36,080,417. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $202,335. Based on the foregoing, our estimate of the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2018 is 178 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31, 2018, our global employee population consisted of 6,789 employees, which excludes workers employed through unaffiliated third parties for which we do not set compensation. We annualized the compensation of all full-time and part-time employees who were not employed by us for all of 2018.

We selected December 31, 2018, which is within the last three months of 2018, as the date upon which we would identify the “median employee”.

Consistent with the summary executive compensation table, we examined total annual compensation for all employees, which included: base salary, incentive compensation plan payments, option awards consisting of stock options, and other compensation such as 401(k) matching contributions.

For employees outside the United States, we converted their compensation to U.S. dollars using the applicable average exchange rate for 2018.

Compensation of Directors

Since 2015, none of the Company’s directors receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Each non-employee director receives stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2011 Stock Plan.

The actual number of options granted each month to each of the Company’s directors is determined by the following formula: $25,000 / ([fair market value on the date of grant] x 0.40). Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value on the date of grant. These options can generally be exercised up to 10 years following the date of grant. The following table sets forth information concerning the compensation of the Company’s non-employee directors during 2018.

The Compensation Committee periodically reviews our compensation program for non-employee directors. In September 2018, Compensia conducted a competitive analysis of our non-employee director compensation against the non-employee director compensation paid by the companies that comprise the same executive compensation peer group used by the Compensation Committee in connection with its review of CEO compensation (as described in the “Compensation Discussion and Analysis” section above). Based on the Compensation Committee’s review of that analysis, the Compensation Committee determined that the Company’s current compensation program for non-employee directors is appropriate and no changes were made at that time to the compensation paid to our non-employee directors.

Names	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Richard N. Barton	—	$377,861 (1)	$377,861 (2)
A. George (Skip) Battle	—	377,861 (1)	377,861 (3)
Rodolphe Belmer	—	347,147 (1)	347,147 (4)
Mathias Döpfner	—	96,129 (1)	96,129 (5)
Timothy M. Haley	—	377,861 (1)	377,861 (6)
Jay C. Hoag	—	377,861 (1)	377,861 (7)
Leslie Kilgore	—	377,861 (1)	377,861 (8)
Ann Mather	—	377,861 (1)	377,861 (9)
Susan E. Rice	—	285,978 (1)	285,978 (10)
Bradford L. Smith	—	377,861 (1)	377,861 (11)
Anne M. Sweeney	—	377,861 (1)	377,861 (12)

(1) Option awards reflect the monthly grant of stock options to each non-employee director on the dates and at the aggregate grant date fair values, as shown below.

Grant Date	Fair Value
1/2/2018	$30,594
2/1/2018	30,605
3/1/2018	30,549
4/2/2018	32,058
5/1/2018	31,977
6/1/2018	32,121
7/2/2018	31,253
8/1/2018	31,296
9/4/2018	31,084
10/1/2018	32,088
11/1/2018	32,072
12/3/2018	32,165

(2)	Aggregate number of option awards outstanding held by Mr. Barton at December 31, 2018 was 52,842.

(3)	Aggregate number of option awards outstanding held by Mr. Battle at December 31, 2018 was 93,739.
(4)	Aggregate number of option awards outstanding held by Mr. Belmer at December 31, 2018 was 2,136.
(5)	Aggregate number of option awards outstanding held by Mr. Döpfner at December 31, 2018 was 576.
(6)	Aggregate number of option awards outstanding held by Mr. Haley at December 31, 2018 was 33,284.
(7)	Aggregate number of option awards outstanding held by Mr. Hoag at December 31, 2018 was 51,204.
(8)	Aggregate number of option awards outstanding held by Ms. Kilgore at December 31, 2018 was 10,082.
(9)	Aggregate number of option awards outstanding held by Ms. Mather at December 31, 2018 was 38,198.
(10)	Aggregate number of option awards outstanding held by Ms. Rice at December 31, 2018 was 1,685.
(11)	Aggregate number of option awards outstanding held by Mr. Smith at December 31, 2018 was 19,330.
(12)	Aggregate number of option awards outstanding held by Ms. Sweeney at December 31, 2018 was 19,330.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2018. There were no equity compensation plans or arrangements not approved by security holders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans or arrangements approved by security holders	20,479,278 (1)	$89.61	28,199,988 (2)
(1)	Weighted average life is 5.71 years.
(2)

Includes (i) 19,500,047 shares of the Company’s common stock reserved under its 2002 Employee Stock Purchase Plan (“ESPP”), as amended, for future issuance, and (ii) 8,699,941 shares of the Company’s common stock reserved under its 2011 Stock Plan. In 2010, the Company suspended payroll contributions to the ESPP and ended purchases of shares by employees. The Company currently does not expect to resume ESPP contributions or purchases for the foreseeable future.

Compensation Risk

The Company’s compensation policies for non-executive salaried employees are the same as those outlined for its Named Executive Officers. Given the design of our compensation structure, as detailed in the foregoing Compensation Discussion and Analysis, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s Investor Relations website at http://www.netflixinvestor.com/governance/governance-docs. Any waivers of the Code of Ethics will be posted at that website.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC rules to furnish the Company with copies of all Forms 3, 4 and 5 they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2018 all of the Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders were followed in a timely manner.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2018 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with EY its independence from management and the Company, including the written disclosures and the letter regarding its independence as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee also reviewed the fees paid to EY during the year ended December 31, 2018 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by EY were compatible with maintaining its independence.

The Audit Committee discussed with EY the overall scope and plans for its audit. The Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard N. Barton

Leslie Kilgore

Ann Mather

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Directors and Executive Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Procedures for Approval of Related Party Transactions

The Company has a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K issued by the SEC are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction.

Mr. Hastings beneficially owns two aircraft which are leased to Netflix by him under time-sharing agreements for Netflix business related travel by Mr. Hastings and other Netflix employees. Under the terms of the time-sharing agreements, Netflix provides payment to Mr. Hastings for such travel based on the aggregate incremental cost of each specific flight pursuant to applicable FAA regulations. In 2018, Netflix reimbursed Mr. Hastings $1,176,982 under these time-sharing agreements.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one Notice of Internet Availability of Proxy Materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials now or in the future may write or call Broadridge to request a separate copy from:

Householding Department

Broadridge

51 Mercedes Way, Edgewood, NY 11717

(800) 542-1061

Broadridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or if requested, a separate copy of its annual report or this Proxy Statement to any stockholder at a shared address to which only a single copy was delivered.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials may write or call the above address and phone number to request delivery of a single copy in the future.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By order of the Board of Directors

David Hyman

General Counsel and Secretary

April 23, 2019

Los Gatos, California

NETFLIX, INC. 100 WINCHESTER CIRCLE LOS GATOS, CA 95032

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 5, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/nflx2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 5, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E75886-P20439 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETFLIX, INC.

The Board of Directors recommends you vote FOR the following proposals:
1. To elect four Class II directors to hold office until the 2022 Annual Meeting of Stockholders.
Nominees:	For		Withhold

1a. Timothy M. Haley	☐		☐	The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

1b. Leslie Kilgore	☐		☐	4.	Stockholder proposal regarding political disclosure, if properly presented at the meeting.	☐	☐	☐

1c. Ann Mather	☐		☐	5.	Stockholder proposal regarding simple majority vote, if properly presented at the meeting.	☐	☐	☐

1d. Susan Rice	☐		☐

	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

3. Advisory approval of the Company’s executive officer compensation.	☐	☐	☐

	Mark box at right if an address change or comment has been noted on this card.		☐

This proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E75887-P20439

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2019, and hereby appoints Reed Hastings and Spencer Neumann, and each of them, with full power of substitution, as proxy or proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on June 6, 2019, and at any adjournments thereof, upon the proposals set forth in this Proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made on the reverse side or if no direction is made, this proxy will be voted FOR the nominees for Class II directors set forth on the reverse side (item 1), FOR items 2 and 3, and AGAINST items 4 and 5, and in the discretion of the proxies on all other matters as may be properly brought before the meeting or any adjournments thereof.

Either of such proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side